SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

American Depositary Shares (each representing one ordinary share, nominal value £0.25 each)	New York Stock Exchange
Ordinary Shares, nominal value £0.25 each	New York Stock Exchange*

* Application is made for listing, not trading, but only in connection with the registration of American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-144752

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant originally filed with the Securities and Exchange Commission (the “Commission”) on 20 July 2007 a Registration Statement on Form F-4, File No. 333-144752) (the “Registration Statement”) relating to the Registrant’s ordinary shares.  The Registration Statement was declared effective by the Commission on 1 October 2007.  The Registrant filed a Prospectus (the “Prospectus”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on 4 October 2007.  The Prospectus is incorporated herein by reference to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

Reference is made to the information set forth under the headings “Description of RBS American Depositary Shares” on pages 204 through 211, “Description of RBS Ordinary Shares” on pages 197 through 203, and “Material U.S. Federal Income Tax, Dutch Tax and U.K. Tax Consequences — Material U.K. Tax Considerations”, on pages 144 through 146, of the Prospectus, which information is incorporated herein by reference.

Item 2.  Exhibits

Exhibit Number	Description
(a)(1)	Prospectus filed by the Registrant pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on 4 October 2007.
(b)(1)

Memorandum and articles of association of The Royal Bank of Scotland Group plc (incorporated herein by reference to Exhibit 4.3 to the Registrant’s Post-effective Amendment No. 2 to the Registration Statement on Form F-3 filed on 22 June 2004 (SEC File No. 333-100661))

(b)(2)

Form of Deposit Agreement between RBS and The Bank of New York, as depositary (incorporated herein by reference to Exhibit 1 to the Registrant’s Registration Statement on Form F-6, relating to RBS ADSs, filed on 20 July 2007)

(b)(3)

Form of American Depositary Receipts representing RBS American Depositary Shares, each evidencing the right to receive one share of RBS (included as Exhibit A to Exhibit 1 to the Registrant’s Registration Statement on Form F-6 filed on 20 July 2007)

(b)(4)

Opinion of Dundas & Wilson LLP regarding validity of securities being registered (incorporated herein by reference to Exhibit 5 to Amendment No. 7 to the Registrant’s Registration Statement, filed on 1 October 2007)

(b)(5)

Opinion of Linklaters LLP regarding material United States federal income tax matters (incorporated herein by reference to Exhibit 8.1 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)

(b)(6)	Opinion of Linklaters LLP regarding material U.K. tax matters (incorporated herein by reference to Exhibit 8.2 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)
(b)(7)

Opinion of Deloitte & Touche LLP regarding material Dutch tax matters (incorporated herein by reference to Exhibit 8.3 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)

(b)(8) *

Consortium and Shareholders’ Agreement, dated 28 May 2007, among The Royal Bank of Scotland Group plc, Banco Santander Central Hispano, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V. (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(9)

Letter dated 16 May 2007 from Merrill Lynch International to Fortis N.V. and Fortis SA/NV (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(10)

Letter dated 28 May 2007 from Merrill Lynch International to The Royal Bank of Scotland plc (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(11)

Letters dated 5 May 2007 from Dresdner Bank AG to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(12)

Letters dated 5 May 2007 from Calyon Sucursal en España to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(13)

Letters dated 14 May 2007 from ING Bank N.V. to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(14)

Letter dated 27 May 2007 from Merrill Lynch International to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(15)

Letter dated 22 June 2007 from Calyon Sucursal en España to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(16)

Letter dated 22 June 2007 from Dresdner Bank AG to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(17)

Letter dated 22 June 2007 from ING Bank N.V. to Banco Santander Central Hispano, S.A. (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement filed on 20 July 2007)

(b)(18)

Letter dated 16 May 2007 from Merrill Lynch International to Fortis N.V. and Fortis SA/NV (incorporated herein by reference to Exhibit 10.11 to Amendment No. 2 to the Registrant’s Registration Statement filed on 3 August 2007)

(b)(19)

Supplemental Consortium and Shareholders’ Agreement dated 17 September 2007, supplementing the Consortium and Shareholders’ Agreement dated 28 May 2007, among The Royal Bank of Scotland Group plc, Banco Santander, S.A., Fortis N.V., Fortis SA/NV and RFS Holdings B.V. (incorporated herein by reference to Exhibit (a)(5)(xxvi) to Amendment No. 9 to the Tender Offer Statement on Schedule TO filed on 18 September 2007)

(b)(20)

List of Subsidiaries of RBS (incorporated herein by reference to Item 4 “Information on the Company—Organisational Structure” of the Annual Report on Form 20-F for the year ended 31 December 2006, SEC File No. 001-10306)

(b)(21)

Consent of Deloitte & Touche LLP as auditors of the financial statements of RBS  (incorporated herein by reference to Exhibit 23.1 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)

(b)(22)	Consent of Dundas & Wilson LLP (included in the opinion filed as Exhibit 5 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)
(b)(23)	Consent of Linklaters LLP (included in the opinion filed as Exhibit 8.1 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)
(b)(24)	Consent of Linklaters LLP (included in the opinion filed as Exhibit 8.2 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)
(b)(25)	Consent of Deloitte & Touche LLP (included in the opinion filed as Exhibit 8.3 to Amendment No. 7 to the Registrant’s Registration Statement filed on 1 October 2007)
(b)(26)	Powers of Attorney of Directors of RBS signing by an attorney-in-fact (incorporated herein by reference to Exhibit 24.1 to the Registrant’s Registration Statement filed on 20 July 2007)
(b)(27)	ADS Letter of Transmittal (ABN AMRO ADSs) (incorporated herein by reference to Exhibit 99.1 to Amendment No. 1 to the Registrant’s Registration Statement filed on 23 July 2007)
(b)(28)	Notice of Guaranteed Delivery (ABN AMRO ADSs) (incorporated herein by reference to Exhibit 99.2 to Amendment No. 1 to the Registrant’s Registration Statement filed on 23 July 2007)
(b)(29)

Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (ABN AMRO ADSs) (incorporated herein by reference to Exhibit 99.3 to Amendment No. 1 to the Registrant’s Registration Statement filed on 23 July 2007)

(b)(30)

Letter to Clients for Use by Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees (ABN AMRO ADSs) (incorporated herein by reference to Exhibit 99.4 to Amendment No. 1 to the Registrant’s Registration Statement filed on 23 July 2007)

(b)(31)	Form of Acceptance for ABN AMRO ordinary shares (incorporated herein by reference to Exhibit 99.5 to Amendment No. 1 to the Registrant’s Registration Statement filed on 23 July 2007)

*              Pursuant to a request for confidential treatment filed with the Securities and Exchange Commission, the confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment hereto to be signed on its behalf by the undersigned, thereunto duly authorized.

THE ROYAL BANK OF SCOTLAND
GROUP plc
(Registrant)

By:	/s/ Miller McLean
	Name:	MILLER MCLEAN
	Title:	GROUP SECRETARY &
GENERAL COUNSEL

Date: 4 October 2007